EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 2-76939 of Smith International, Inc. on Form S-8 of our report dated June 26, 2006, appearing in this Annual Report on Form 11-K of Greybull Retirement Plan for the year ended December 31, 2005.
DELOITTE & TOUCHE LLP
Houston, Texas
June 26, 2006

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